                           THE MEN'S WEARHOUSE, INC.
                              5803 GLENMONT DRIVE
                              HOUSTON, TEXAS 77081

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 25, 1996

     Notice is hereby given that the Annual Meeting of the Shareholders of The Men's Wearhouse, Inc., a Texas corporation (the "Company"), will be held at 10:00 a.m. on Tuesday June 25, 1996, at The DoubleTree Hotel, 2001 Post Oak Blvd., Houston, Texas, for the following purposes:

          (1) To elect nine directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

          (2) To consider and act on a proposal to adopt the Company's 1996 Stock Option Plan;

          (3) To consider and act on a proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan;

          (4) To ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors for the Company for 1996; and

          (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The holders of the Company's common stock, par value $.01, of record at the close of business on May 9, 1996, will be entitled to vote at the meeting and any adjournment(s) thereof.

                                          By Order of the Board of Directors,

                                          /s/  MICHAEL W. CONLON
                                          -----------------------------------
                                          Michael W. Conlon
                                          Secretary

May 31, 1996

                                   IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                           THE MEN'S WEARHOUSE, INC.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 25, 1996

     This proxy statement is furnished to the shareholders of The Men's Wearhouse, Inc. (the "Company"), whose principal executive offices are located at 40650 Encyclopedia Circle, Fremont, California 94538, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, June 25, 1996, at The DoubleTree Hotel, 2001 Post Oak Blvd., Houston, Texas, or any adjournment(s) thereof (the "Annual Meeting").

     Proxies in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein. If a shareholder does not specify otherwise, the shares represented by his or her proxy will be voted "FOR" the nominees for director listed therein, "FOR" the proposal to approve the 1996 Stock Option Plan, "FOR" the proposal to approve an amendment to the Company's 1992 Non-Employee Director Stock Option Plan and "FOR" ratification of the appointment of the Company's independent auditors. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting.

     This Proxy Statement is being mailed on or about May 31, 1996, to shareholders of record on May 9, 1996 (the "Record Date"). At the close of business on the Record Date, there were outstanding and entitled to vote 20,902,969 shares of Common Stock, and only the holders of record on such date shall be entitled to vote at the Annual Meeting. Such holders will be entitled to one vote per share on each matter presented at the Annual Meeting.

     The enclosed form of proxy provides a means for shareholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. The withholding of authority by a shareholder will have no effect on the results of the election of those directors for whom authority to vote is withheld because the Company's bylaws provide that directors are elected by a plurality of the votes cast.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the proposals to approve the 1996 Stock Option Plan and to ratify the appointment of the Company's independent auditors, and the affirmative vote of the holders of a majority of the total shares outstanding on the Record Date is required to approve the amendment to the 1992 Non-Employee Director Stock Option Plan.

     The holders of a majority of the total shares of Common Stock issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against the proposal or, in the case of the election of directors, as shares to which voting power has been withheld. Under Texas law, any unvoted position in a brokerage account with respect to any matter will be considered as not voted and will not be counted toward fulfillment of quorum requirements as to that matter. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, nine directors constituting the entire Board of Directors are to be elected. All directors of the Company hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified or their earlier resignation or removal.

     The following persons have been nominated to fill the nine positions to be elected by the shareholders. It is the intention of the persons named in the enclosed proxy to vote the proxies for the election of the nominees named below, unless otherwise specified. Management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by management.

                                                                                         DIRECTOR
              NAME                  AGE             POSITION WITH THE COMPANY             SINCE
- ---------------------------------   ---    -------------------------------------------   --------
George Zimmer....................   47     Chairman of the Board, President and Chief      1974
                                             Executive Officer and Director
David Edwab......................   41     Chief Operating and Financial Officer,          1991
                                           Treasurer and Director
Richard E. Goldman...............   45     Executive Vice President and Director           1975
Robert E. Zimmer.................   72     Senior Vice President -- Real Estate and        1974
                                             Director
James E. Zimmer..................   44     Senior Vice President -- Merchandising and      1975
                                             Director
Harry M. Levy....................   47     Senior Vice President -- Planning and           1991
                                           Systems, Chief Information Officer and
                                             Director
Rinaldo Brutoco..................   49     Director                                        1992
Michael L. Ray...................   57     Director                                        1992
Sheldon I. Stein.................   42     Director                                        1995

     George Zimmer, together with Robert E. Zimmer and Harry M. Levy, founded The Men's Wearhouse as a partnership in 1973 and has served as Chairman of the Board and President of the Company since its incorporation in 1974.

     David Edwab served as Vice President -- Finance of the Company from February 1991 until February 1992, at which time he was elected Senior Vice President, Treasurer and Chief Financial Officer of the Company. He was later elected Chief Operating Officer of the Company on February 26, 1993. He was elected a director of the Company in November 1991. Prior to joining the Company, Mr. Edwab was a partner with the accounting firm of Deloitte & Touche LLP (formerly, Touche Ross & Co.) from July 1987 to February 1991, where he was a regional director of its Corporate Finance and Retail Practice. For a period of at least four years prior to that, Mr. Edwab was a partner in the accounting firm of Edwab, Webb & Co. where his client responsibilities included The Men's Wearhouse. Edwab, Webb & Co. merged with Touche Ross & Co. in July 1987.

     Richard E. Goldman joined The Men's Wearhouse in 1973 shortly after its inception and has served as Executive Vice President and a director of the Company since 1975. Mr. Goldman is responsible for overall merchandising and advertising for the Company.

     Robert E. Zimmer has served as Senior Vice President and a director of the Company since its incorporation in 1974 and is primarily responsible for new store site selection and arrangements.

     James E. Zimmer has served as Senior Vice President and a director of the Company since 1975 and works primarily with the Executive Vice President in coordinating the Company's merchandising function.

     Harry M. Levy served as a Vice President of the Company from December 1979 to February 1992, at which time he was elected Senior Vice President and Chief Information Officer of the Company. He was elected a director of the Company in November 1991.

     Rinaldo Brutoco is the Chief Executive Officer and a director of Red Rose Collection, Inc., a San Francisco-based mail order catalog and retail company, and has served in various executive capacities with that company for more than the past five years. Mr. Brutoco is also the Chairman and Chief Executive Officer of Dorason Corporation, a privately held merchant bank, and an attorney.

     Michael L. Ray has been on the faculty at Stanford University since 1967 and is currently the John G. McCoy-Banc One Corporation Professor of Creativity and Innovation and of Marketing at Stanford University's Graduate School of Business. Professor Ray is a social psychologist with training and extensive experience in advertising and marketing management and has served as a private consultant to numerous companies since 1967.

     Sheldon I. Stein is a Senior Managing Director of Bear, Stearns & Co. Inc. ("Bear Stearns") and oversees its Southwestern Corporate Finance Department. Mr. Stein joined Bear Stearns in August 1986. Prior to that, Mr. Stein was a partner with the Dallas law firm of Hughes & Luce, where he specialized in corporate finance, mergers and acquisitions. He is a director of Cinemark USA, Inc., AMRE Inc., Fresh America Corp., Jerell Inc., RAC Financial Group, Inc. and Tandycrafts, Inc. He is also a Trustee of the Greenhill School in Dallas.

     George Zimmer and James E. Zimmer are brothers, and Robert E. Zimmer is their father.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     During the fiscal year ended February 3, 1996, the Board of Directors held six meetings.

     The Board of Directors has an audit committee that comprises Messrs. Stein, Brutoco and Ray. It is the duty of the audit committee to review the Company's financial information and internal controls, review with the Company's independent public accountants the plan, scope and results of the annual audit of the Company's financial statements, and to make recommendations to the Board of Directors as to the selection of independent public accountants. During the fiscal year ended February 3, 1996, the audit committee held one meeting.

     The Company has a compensation committee composed solely of its non-employee directors, Messrs. Stein, Brutoco and Ray. It is the duty of the compensation committee to consider and approve, on behalf of the Board of Directors, adjustments to the compensation of the executive officers of the Company and the implementation of any compensation program for the benefit of any executive officer of the Company. During the fiscal year ended February 3, 1996, the compensation committee held one meeting.

     During the fiscal year ended February 3, 1996, no director attended fewer than 75% of all of the meetings of the Board of Directors and of any committee of which such director was a member, except for Richard Goldman who attended four of the six Board meetings.

     The Board of Directors has no executive or nominating committee. Director nominees are determined by the Board of Directors, and nominees proposed by shareholders will not be considered.

            PROPOSAL FOR THE ADOPTION OF THE 1996 STOCK OPTION PLAN

     On May 8, 1996, the Board of Directors of the Company adopted The Men's Wearhouse, Inc. 1996 Stock Option Plan (the "1996 Option Plan"), subject to shareholder approval, pursuant to which options to purchase up to 750,000 shares of Common Stock may be granted. The individuals eligible to participate in the 1996 Option Plan are such full-time key employees, including officers and employee directors, of the Company as the Stock Option Committee of the Board of Directors, which administers the 1996 Option Plan, may determine from time to time; provided however, George Zimmer, Richard E. Goldman, Robert E. Zimmer and James E. Zimmer are not eligible to participate in the 1996 Option Plan. The Stock Option Committee may grant either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options. The maximum number of shares subject to options that may be awarded under the 1996 Option Plan to any employee during any consecutive three-year period is 500,000. The purchase price of shares subject to an option granted under the 1996 Option Plan is determined by the Stock Option Committee at the time of grant, but may not be less than 50% of the fair market value of the shares of Common Stock on the date of grant. Notwithstanding any other provisions of the 1996 Option Plan to the contrary, the aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee in any calendar year (under the 1996 Option Plan and any other incentive stock option plan of the Company) may not exceed $100,000. Options granted under the 1996 Option Plan must be exercised within ten years from the date of grant, and, unless otherwise provided by the Stock Option Committee, vest with respect to one-third of the shares covered thereby on each of the first three anniversaries of the date of grant. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries, the option price of any incentive stock option granted under the 1996 Option Plan may not be less than 110% of the fair market value of the Common Stock on the date of grant, and the exercisable period may not exceed five years from the date of grant.

     Options granted under the 1996 Option Plan are not transferable by the optionee other than by will or under the laws of descent and distribution. Such options terminate on the earlier of the date of the expiration of the option or one day less than one month after the date the optionee terminated employment with the Company for any reason other than the death, disability or retirement of the optionee. During such one-month period, the optionee may exercise the option in respect of the number of shares that were vested on the date of such severance of employment. In the event of severance because of the disability of an optionee and before the date of expiration of the option, the option terminates on the earlier of such date of expiration or one year following the date of severance, during which period the optionee may exercise the option in respect of the number of shares that were vested on the date of severance because of disability. In the event of the death or retirement of an optionee, the option terminates on the earlier of the date of expiration of the option or one year following the date of death or retirement. The optionee or, in the case of death, the executors or administrators of the optionee or other person to whom his option may be transferred by will or by the laws of descent and distribution, may exercise the option in respect of the number of shares that were vested on the date of death or retirement. No options have been granted under the 1996 Option Plan.

     No optionee will recognize income upon the grant of an option under the 1996 Option Plan. Upon the exercise of any portion of a non-statutory stock option, the optionee will recognize taxable ordinary income equal to the excess of the fair market value of the shares so acquired as of the date of exercise over the option price paid for such shares. The Company ordinarily will be entitled to a deduction for compensation expense in an amount equal to the amount of such ordinary income, subject to certain limitations that apply if the optionee's aggregate compensation is greater than $1 million, and there is a withholding requirement on the date of exercise. Although compensation income in excess of $1 million may not, under certain circumstances, be deductible by the Company, the Company does not anticipate that any optionee's compensation will exceed the $1 million limit on deductions. Upon disposition of the shares acquired upon the exercise of the option, the optionee will generally recognize a long-term or short-term capital gain or loss (depending on how long the shares were held) equal to the excess of the amount realized by him or her upon such disposition over the fair market value of the shares on the date he or she exercised the option.

     In the case of incentive stock options, and except to the extent the excess of the fair market value of the acquired shares as of the date of exercise over the exercise price may constitute income for purpose of the optionee's alternative minimum tax computation, if the optionee does not dispose of shares acquired pursuant to the exercise of such option within two years from the date the option was granted or within one year after the shares were transferred to him or her, no income would be recognized by the optionee by reason of his or her exercise of the option. The difference between the option price and the amount realized upon a subsequent disposition of shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If, however, an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option before the end of the two-year or one-year holding period noted above, the optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, the Company ordinarily will be entitled to a deduction for compensation paid at the same time in the same amount as compensation is treated as being received by the optionee, subject to certain limitations that apply if the optionee's aggregate compensation is greater than $1 million. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or, in the case of a sale in which a loss, if sustained, would be recognized, the amount realized on the sale, if less) over the option price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on how long the shares were held.

     As of May 23, 1996, the closing sale price of a share of Common Stock on The Nasdaq Stock Market was $36.00.

       PROPOSAL TO AMEND THE 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     On June 27, 1995, the Board of Directors approved, subject to approval by the shareholders, an amendment to the Company's 1992 Non-Employee Director Stock Option Plan (the "Director Plan") to provide that upon the initial election of a non-employee director to the Board, such non-employee director be granted an option to acquire 2,000 shares of Common Stock of the Company, and each person who is a non-employee on the last business day of each fiscal year of the Company be granted an option to acquire 2,000 shares of Common Stock. In lieu of an option to acquire 2,000 shares of Common Stock, a non-employee director may elect to receive an annual retainer of $10,000 in cash, payable in quarterly installments of $2,500, and an option to acquire 1,000 shares of Common Stock. Previously, the Director Plan provided for the grant of an option for 1,000 shares of Common Stock upon initial election and on March 15th of each year during which the non-employee director continued to serve as a director of the Company, and that, in lieu of each option, the director could elect to receive the annual retainer of $10,000.

     As amended, and after giving effect to past stock dividends, the Director Plan provides for the grant of options to purchase up to 45,000 shares of Common Stock, of which 29,500 shares are available for the grant of future options. There are currently three non-employee directors of the Company who are eligible to participate in the Director Plan. All options granted permit the non-employee director to purchase the option shares at the closing price on the date of grant and become exercisable one year after the date of grant.

     Options granted under the Director Plan must be exercised within ten years of the date of grant. Such options terminate on the earlier of the date of the expiration of the option or one day less than one month after the date the optionee ceases to serve as a director of the Company for any reason other than death, disability or retirement of the director. If an optionee dies while serving as a director of the Company or ceases to be a director as a result of a disability or retirement, the option terminates on the earlier of the date of expiration of the option or one year following the date on which he ceased to be a director. The executors or administrators of the optionee or other person to whom his or her option may be transferred by will or by the laws of descent and distribution may exercise the option with respect to the number of shares that were vested on the date of death.

     No optionee will recognize income upon the grant of an option under the Director Plan. Upon the exercise of any portion of a stock option, the optionee will recognize taxable ordinary income equal to the excess of the fair market value of the shares so acquired as of the date of exercise over the option price paid for such shares. The Company receives a deduction for compensation expense in an amount equal to the amount of such ordinary income, and there is a withholding requirement on the date of exercise. Upon disposition of the shares acquired upon the exercise of the option, the optionee will generally recognize a long-term or short-term capital gain or loss (depending on how long the shares were held) equal to the excess of the amount realized by him or her upon such disposition over the fair market value of the shares on the date he or she exercised the option.

     The following table sets forth the options granted under the Director Plan to each of the non-employee directors during fiscal 1995:

                                                                    NUMBER OF     EXERCISE PRICE
                       NAME                     DATE OF GRANT(1)    SHARES(2)    PER SHARE ($)(2)
    ------------------------------------------  ----------------    ---------    ----------------
    Rinaldo Brutoco...........................  March 15, 1995        1,500            14.00
    Rinaldo Brutoco...........................  February 2, 1996      2,000            28.25
    Michael L. Ray............................  February 2, 1996      1,000            28.25
    Sheldon I. Stein..........................  July 21, 1995         3,000            20.92
    Sheldon I. Stein..........................  February 2, 1996      2,000            28.25

- ---------------

(1) Grants prior to July 1995 were made pursuant to the Director Plan before its amendment. Grants subsequent to June 1995 were made pursuant to the Director Plan as amended.

(2) The number of shares for which options were granted prior to November 1995 and the price per share at which such options are exercisable have been adjusted for the 3-for-2 stock split paid in November 1995.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of the Record Date, except as noted in (5) and (6) below, with respect to the beneficial ownership of Common Stock by (i) each director, which includes each executive officer named in the Summary Compensation Table below, (ii) each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person has sole voting power and investment power with respect to the shares attributed to him or her.

                                                                 NUMBER              % OF
                                                                   OF                OUTSTANDING
                               NAME                              SHARES              SHARES
    ----------------------------------------------------------  --------             ----
    George Zimmer(1)..........................................  3,215,242(2)(3)      15.4
    Robert E. Zimmer(1).......................................  1,837,337(3)(4)       8.8
    Richard E. Goldman(1).....................................  1,728,993             8.3
    State Street Research & Management Company
      One Financial Center, 30th Floor
      Boston, Massachusetts 02111-2690........................  1,527,450(5)          7.3
    AIM Management Group Inc.
      11 Greenway Plaza, Suite 1919
      Houston, Texas 77046-1173...............................  1,406,850(6)          6.7
    James E. Zimmer(7)........................................  1,069,646(8)          5.1
    David Edwab...............................................     61,091(3)(9)         *
    Harry M. Levy.............................................     43,866(10)           *
    Rinaldo Brutoco...........................................      7,500(11)           *
    Michael L. Ray............................................         --              --
    Sheldon I. Stein..........................................        874(12)           *
    All executive officers and directors as a group (13
      persons)................................................  8,009,928(13)        38.2

- ---------------

  *  Less than 1%

 (1) The business address of the shareholder is 40650 Encyclopedia Circle, Fremont, California 94538-2453.

 (2) All such shares are held by George Zimmer in his capacity as trustee for the George Zimmer 1988 Living Trust.

 (3) Excludes 182,995 shares held by The Zimmer Family Foundation with respect to which this officer and director has shared voting and dispositive power.

 (4) Does not include the 21,111 shares of Common Stock held by Robert Zimmer's wife.

 (5) Based on a Schedule 13G dated February 13, 1996, State Street Research & Management Company, an investment advisor, has sole voting and dispositive power with respect to these shares owned by its clients and disclaims any beneficial interest in such shares.

 (6) Based on a Schedule 13G dated February 12, 1996, AIM Management Group Inc., an investment advisor, has shared voting and dispositive powers with respect to these shares.

 (7) The business address of the shareholder is 5803 Glenmont Drive, Houston, Texas 77081.

 (8) Includes 1,067,823 shares held by James Zimmer in his capacity as trustee for the James Edward Zimmer 1989 Living Trust and 1,823 shares held by Mr. Zimmer's minor daughter.

 (9) All such shares are held by David Edwab in his capacity as trustee of the David H. Edwab and Mary Margaret Edwab Family Trust.

(10) Includes 41,250 shares that may be acquired within 60 days upon the exercise of options granted under the 1992 Stock Option Plan.

(11) Represents shares that may be acquired within 60 days upon the exercise of stock options granted under the Director Plan.

(12) Represents shares held by Mr. Stein's minor sons.

(13) Includes 91,688 shares that may be acquired within 60 days upon the exercise of options granted under the 1992 Stock Option Plan or the Director Plan.

     At the Record Date, The Men's Wearhouse, Inc. Employee Stock Plan (the "ESP") held 508,216 shares of Common Stock or 2.4% of the outstanding shares. The ESP provides that participants have voting rights on all matters requiring the vote of shareholders with respect to shares of Common Stock allocated to their accounts. The shares set forth in the foregoing table do not include 29,135 shares, 1,950 shares, 26,590 shares, 21,016 shares, 888 shares, 11,405 shares and 90,984 shares, respectively, allocated to the ESP accounts of Messrs. George Zimmer, Robert Zimmer, Goldman, James Zimmer, Edwab and Levy and to all executive officers and directors of the Company as a group.

                               EXECUTIVE OFFICERS

     The following table lists the name, age, current position and period of service with the Company of each executive officer of the Company. Each executive officer of the Company was elected by the Board of Directors of the Company and will hold office until the next annual meeting of the Board of Directors or until his or her successor shall have been elected and qualified.

                                                                                         COMPANY
                                                                                        EXECUTIVE
                                                                                         OFFICER
               NAME                  AGE            POSITION WITH THE COMPANY             SINCE
- -----------------------------------  ---     ---------------------------------------    ---------
George Zimmer......................  47      Chairman of the Board, President and          1974
                                             Chief Executive Officer
David Edwab........................  41      Chief Operating and Financial Officer         1991
                                             and Treasurer
Richard E. Goldman.................  45      Executive Vice President                      1975
Bruce Hampton......................  41      Executive Vice President                      1995
Robert E. Zimmer...................  72      Senior Vice President -- Real Estate          1974
James E. Zimmer....................  44      Senior Vice President -- Merchandising        1975
Harry M. Levy......................  47      Senior Vice President -- Planning and         1991
                                             Systems and Chief Information Officer
Eric J. Lane.......................  36      Senior Vice President -- Merchandising        1993
Charles Bresler, Ph.D..............  47      Senior Vice President -- Human                1993
                                             Development
Theodore T. Biele Jr...............  45      Senior Vice President -- Store                1996
                                             Operations

- ---------------

     See the table under "Election of Directors" for the past business experience of Messrs. George Zimmer, Edwab, Goldman, Robert E. Zimmer, James E. Zimmer and Levy.

     Bruce Hampton joined the Company in 1980. From 1991 to 1992, he served as Vice President -- Store Operations and in 1992, he was named Senior Vice President -- Store Operations. In 1995, he was named Executive Vice President.

     Eric J. Lane joined the Company in 1988. From 1991 to 1993, he served as Vice President -- Store Operations and in 1993, he was named Senior Vice President -- Merchandising.

     Charles Bresler, Ph.D. joined the Company in 1993. In 1993, he was named Senior Vice President -- Human Development. For at least two years prior to joining the Company he served as Professor of Psychology at the California School of Professional Psychology in Fresno and a Director of the Anxiety and Stress Disorders Clinic at the California Professional Psychology and Ross Psychiatric Hospital.

     Theodore T. Biele Jr. joined the Company in 1983. Since 1990, he served in various management capacities within store operations. From 1994 to 1996, he served as Vice President -- Store Operations and in 1996 he was named Senior Vice President -- Store Operations.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding cash compensation paid for services rendered during the last three fiscal years to each of the Company's five most highly compensated executive officers, including the Chief Executive Officer:

                                                  ANNUAL COMPENSATION          OTHER             ALL
                                                 ---------------------         ANNUAL           OTHER
     NAME AND PRINCIPAL POSITION        YEAR     SALARY($)    BONUS($)        COMPENSATION($)  COMPENSATION($)(4)
- --------------------------------------  ----     --------     --------        --------         -------
George Zimmer, Chairman of the Board,   1995      420,000       37,500(1)           --          34,946(5)
  President and Chief Executive
    Officer                             1994      420,000       50,000(2)           --          35,543(5)
                                        1993      400,000           --              --           1,342
David Edwab, Chief Operating            1995      288,000      307,574(3)           --           8,109(6)
  and Financial Officer and Treasurer   1994      279,000      198,298(3)           --           3,188(6)
                                        1993      250,000      216,060(3)           --           2,234(6)
Richard E. Goldman,                     1995      336,000       22,500(1)           --           1,031
  Executive Vice President              1994      336,000       30,000(2)           --           1,890
                                        1993      324,000           --              --           1,342
Robert E. Zimmer,                       1995      212,000        3,750(1)           --              --
  Senior Vice President--Real Estate    1994      199,000        5,000(2)           --              --
                                        1993      176,000           --              --              --
James E. Zimmer, Senior                 1995      336,000       22,500(1)           --           1,031
  Vice President--Merchandising         1994      324,000       30,000(2)           --           1,890
                                        1993      288,000           --              --           1,342

- ---------------

(1)  Represents bonus paid in April 1996 relating to services performed in 1995.

(2)  Represents bonus paid in April 1995 relating to services performed in 1994.

(3) Represents (i) the cash amount of $288,824, $173,298 and $176,060 paid to Mr. Edwab during 1995, 1994 and 1993, respectively, pursuant to his Employment Agreement with the Company upon the exercise of his option to acquire 73,768 shares, 44,262 shares and 50,215 shares, respectively, of Common Stock, which amounts were used to fund the purchase price thereof (see "-- Employment Agreement and Stock Option") and (ii) a bonus of $18,750, $25,000 and $40,000 paid during April 1996, April 1995 and June
     1994, respectively, relating to services performed in the preceding fiscal year.

(4) Represents the amount of the Company's contribution to the ESP allocated in the indicated year to the account of the named executive officer.

(5) Also includes $33,915 in 1995 and $33,653 in 1994 for the allocated dollar value of the benefits to Mr. George Zimmer of life insurance premiums paid on his behalf, subject to certain split-dollar provisions in favor of the Company.

(6)  Also includes $7,078, $2,872 and $892 in 1995, 1994 and 1993, respectively, for the allocated dollar value of the benefit to Mr. Edwab of life insurance premiums paid on his behalf, subject to certain split-dollar provisions in favor of the Company.

EMPLOYMENT AGREEMENT AND STOCK OPTION

     To induce David Edwab to leave his employment and join the Company, the Company entered into an Employment Agreement with Mr. Edwab effective January 31, 1991 (as amended, the "Employment Agreement") for an initial term beginning February 25, 1991 and extending through February 24, 1999. Under the Employment Agreement the Company agreed, among other things, to: (i) pay Mr. Edwab an annual base salary of $226,000, plus $12,000 per year for reimbursement of automobile and club membership expenses; (ii) pay Mr. Edwab a cash amount (net of state and federal taxes) sufficient to fund the payment of the purchase price for any Option Shares (hereinafter defined) acquired upon any exercise of the Option (hereinafter defined); (iii) pay the premiums on $3,000,000 in life insurance policies to be owned by

Mr. Edwab and payable to beneficiaries designated by him (subject to certain split-dollar provisions in favor of the Company); and (iv) provide disability and medical insurance coverage and certain other benefits provided to other employees (other than participation in stock option plans).

     Pursuant to the Employment Agreement, the Company granted Mr. Edwab an option (the "Option") to purchase 531,135 shares of Common Stock (the "Option Shares") at $2.35 per share until the later of the termination of Mr. Edwab's employment and January 31, 2011. The Option was immediately exercisable with respect to 33.3% of the Option Shares, has become exercisable since that time with respect to an additional 52.8% of the Option Shares and will become exercisable with respect to the remaining 13.9% of the Option Shares on January 31, 1997. The remaining Option Shares may also become fully exercisable upon the occurrence of certain significant events. The Option Shares and the exercise price are subject to adjustments for future recapitalizations, mergers and similar transactions involving the Company.

     The Company may terminate Mr. Edwab's employment under the Employment Agreement for "cause" (as defined in the Employment Agreement), in which event the Company will pay all compensation and benefits due Mr. Edwab under the Employment Agreement to the date of termination, which will satisfy all of the Company's obligations under the Employment Agreement, and the Option will terminate.

     If Mr. Edwab's employment with the Company is terminated under other circumstances, the Company may be obligated under the Employment Agreement to pay Mr. Edwab for Option Shares with respect to which the Option is exercisable. The total amount of such payment would equal the sum of the fair market value of the Company attributable to such Option Shares, as determined pursuant to the Employment Agreement, and the value of any other assets Mr. Edwab would be entitled to receive upon exercise of the Option. Such an amount would be payable to Mr. Edwab (or his beneficiaries): (i) together with interest, (A) over a seven-year period, if the termination is the result of his death or disability, and (B) over a five-year period, if the termination is other than for "cause", if Mr. Edwab resigns from the Company after reaching age 57 or if the Company terminates the Employment Agreement after the initial term; and (ii) without interest, over a ten-year period, if Mr. Edwab resigns from the Company before reaching age 57 or if he terminates the Employment Agreement after the initial term. In addition, at any time after reaching age 52, Mr. Edwab may elect to receive over a five-year period up to one-half of the amount described in the second preceding sentence. The Option will terminate to the extent of any payment for Option Shares described in this paragraph.

     Effective September 30, 1991, the Company entered into an Option Issuance Agreement with Mr. Edwab pursuant to which he was granted the right to purchase additional shares of the Common Stock on the same basis and subject to the same terms as the Option Shares under the Employment Agreement in the event the Company issues any shares of Common Stock or any warrants, options, convertible securities or other rights to acquire Common Stock (collectively, "Rights") during the term of the Option Issuance Agreement. At the same time, the Employment Agreement was amended to eliminate certain anti-dilution provisions that provided him with protection in the event of future issuances by the Company. Should the Company issue any such shares or Rights, excluding the Option Shares issuable under the Employment Agreement, Mr. Edwab would automatically have the right to purchase a number of shares of Common Stock equal to .030928 times the number of shares so issued or issuable upon exercise of the Rights at a purchase price equal to the price per share paid to the Company for the Common Stock so issued or, in the case of Rights, for the Rights plus the exercise price per share of Common Stock issuable thereunder. Mr. Edwab waived his right to receive additional options under the Option Issuance Agreement in connection with (i) options granted under the Company's option plans, (ii) the issuance of 1,687,500 shares of Common Stock pursuant to a public offering consummated in April 1992, (iii) the issuance of 948,750 shares of Common Stock pursuant to a public offering consummated in April 1993 and (iv) the issuance of Common Stock upon conversion of the Company's 5 1/4% Convertible Subordinated Notes due 2003. In April 1994, the Option Issuance Agreement was amended to provide that no options would be granted to Mr. Edwab thereunder in connection with underwritten public offerings of equity securities by the Company. As amended, both the Employment Agreement and the Option Issuance Agreement provide that Mr. Edwab may satisfy his obligation to pay withholding tax relating to his exercise of any options thereunder by having the Company withhold a number of shares of Common Stock that would have been issued upon such exercise equal in value to the amount of such tax owed.

SPLIT-DOLLAR LIFE INSURANCE AGREEMENT

     The George Zimmer 1988 Living Trust is presently the owner of 3,215,242 shares of the Company's Common Stock. The Company has been advised that on the demise of George Zimmer, his estate may be required to publicly sell all or substantially all of such shares to satisfy estate tax obligations. The public sale of such number of shares in all probability would destabilize the market for the Company's publicly traded stock. Accordingly, in November 1994, an agreement was entered into (commonly known as split-dollar life insurance agreement) under the terms of which the Company makes advances of a portion of the premiums for certain life insurance policies on the life of George Zimmer with an aggregate face value of $16,500,000 purchased by a trust established by Mr. Zimmer. To secure the repayment of the advances, the trust has assigned the policies to the Company as collateral. In May 1996, the split-dollar life insurance agreement was amended to incorporate certain additional life insurance policies on the life of George Zimmer with an additional aggregate face value of $9,000,000. Further, a second split-dollar life insurance agreement with essentially the same terms as the existing agreement was entered into relating to a life insurance policy on the life of George Zimmer with a face value of $1,000,000 purchased by a second trust established by Mr. Zimmer. The trusts have assigned the additional policies to the Company as collateral.

OPTION EXERCISES

     The following table sets forth the aggregate option exercises during the last fiscal year and the value of outstanding options at year-end held by certain executive officers. Such options were granted under plans or arrangements other than the 1992 Stock Option Plan.

AGGREGATE OPTION EXERCISES IN FISCAL 1995 AND OPTION VALUES AT FEBRUARY 3, 1996

                                                                NUMBER OF
                                                                SECURITIES           VALUE OF
                                                                UNDERLYING          UNEXERCISED
                                        SHARES                 UNEXERCISED         IN-THE-MONEY
                                        ACQUIRED                OPTIONS AT          OPTIONS AT
                                          ON                   YEAR END(#)          YEAR END($)
                                        EXERCISE   VALUE       EXERCISABLE/        EXERCISABLE/
                 NAME                    (#)      REALIZED($) UNEXERCISABLE        UNEXERCISABLE
- --------------------------------------  ------    --------    --------------    -------------------
George Zimmer.........................      --          --          --                  --
David Edwab(1)........................  73,768     909,000     73,768/73,769    1,910,000/1,911,000
Richard E. Goldman....................      --          --          --                  --
Robert E. Zimmer......................      --          --          --                  --
James E. Zimmer.......................      --          --          --                  --

- ---------------

(1) On January 31, 1995, Mr. Edwab exercised the Option under the Employment Agreement with respect to the 73,768 shares that vested in January 1995. Of those shares, 31,875 shares were withheld by the Company to satisfy Mr. Edwab's obligation to the Company for amounts remitted to federal and state taxing authorities on his behalf for taxes incurred upon such exercise. Mr. Edwab paid $173,294 for such shares, and, pursuant to the terms of the Employment Agreement, the Company paid Mr. Edwab $288,824, which is the purchase price plus estimated income taxes at an assumed 40% rate. On February 5, 1996, Mr. Edwab exercised the Option with respect to the 73,768 shares that vested in January 1996. Of those shares, 34,883 shares were withheld by the Company to satisfy Mr. Edwab's obligation to the Company for amounts remitted to federal and state taxing authorities on his behalf for taxes incurred upon such exercise.

COMPENSATION OF DIRECTORS

     Directors do not receive fees for attending meetings of the Board of Directors. Each person who is a non-employee director of the Company receives options under the Director Plan as described above under "Proposal to Amend the 1992 Non-Employee Director Stock Option Plan."

     On April 3, 1995, the Company granted Mr. Brutoco an option to purchase 1,500 shares of Common Stock at $15.00 per share, the closing price on that date, and an option to purchase 1,500 shares of Common Stock at $22.17 per share granted to Mr. Brutoco on March 15, 1994 pursuant to the Director Plan was cancelled. The number of shares and price per share of the foregoing options have been adjusted for the 3-for-2 stock split paid in November 1995.

PERFORMANCE GRAPH

     The following graph compares, as of each of the dates indicated, the percentage change in the Company's cumulative total shareholder return on the Common Stock with the cumulative total return of the NASDAQ Composite Index and the Retail Specialty Apparel Index. The graph assumes that the value of the investment in the Common Stock and each index was $100 at April 15, 1992 (the date the Common Stock was first publicly traded) and that all dividends paid by those companies included in the indices were reinvested.


                           THE MEN'S          RETAIL SPECIALTY      NASDAQ
                           WEARHOUSE            APPAREL INDEX    COMPOSITE INDEX
                           ---------          ----------------   ---------------
04/15/92                     1.000                1.000              1.000
08/01/92                     0.779                0.903              0.970
10/31/92                     1.096                0.983              1.013
01/30/93                     1.423                1.083              1.167
05/01/93                     1.462                0.927              1.106
07/31/93                     2.154                0.904              1.179
10/30/93                     3.490                1.034              1.298
01/29/94                     3.043                1.012              1.327
04/30/94                     3.260                1.065              1.232
07/30/94                     2.019                1.012              1.215
10/29/94                     2.913                0.961              1.311
01/28/95                     2.567                0.903              1.287
04/29/95                     2.913                0.989              1.432
07/29/95                     3.837                1.043              1.707
10/28/95                     4.356                0.967              1.797
02/03/96                     4.889                1.065              1.863



     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 under the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors of the Company was, during fiscal 1995, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationships requiring disclosure by the Company under
Item 404 of Regulation S-K.

     During fiscal 1995, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors of The Men's Wearhouse, Inc. (the "Company") is pleased to present its 1995 report on executive compensation. This Committee report documents components of the Company's executive officer compensation programs and describes the basis on which 1995 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables. The Committee is comprised entirely of non-employee directors.

  Compensation Philosophy and Overall Objectives of Executive Compensation Programs

     It is the philosophy of the Company to ensure that executive compensation be directly linked to continuous improvements in corporate financial performance and increases in shareholder value. The following objectives, which were adopted by the Committee, serve as the guiding principles for all compensation decisions:

     o Provide a competitive total compensation package that enables the Company to retain key executives.

     o Integrate pay programs with the Company's annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

     o Provide variable compensation opportunities that are directly linked with the performance of the Company and that align executive remuneration with the interests of shareholders.

     The Committee believes that the Company's current executive compensation program has been designed and is administered in a manner consistent with these objectives.

  Executive Compensation Program Components

     The Company uses cash- and equity-based compensation to achieve its pay-for-performance philosophy and to reward short- and long-term performance.

     Base Salary. The Company's compensation philosophy is to control compensation costs and to place greater emphasis on incentive compensation based on results. Accordingly, the Committee believes that the Company's base salaries are well within the industry norms for companies of similar size. Salaries for executives are reviewed periodically and revised, if appropriate, based on a variety of factors, including individual performance, level of responsibility, prior experience, breath of knowledge, external pay practices and overall financial results.

     Incentive Compensation. The Company's philosophy is to use a combination of annual and long-term compensation methods for the majority of the Company's management. The Committee understands that the majority of executive officers named in the compensation table hold significant ownership interests in the Company. Accordingly, it is the belief of the Committee that incentives through stock option participation at this time for the majority of these individuals would not significantly affect the long-term or short-term perspective of these individuals.

     The Committee has adopted a bonus program for 1996 in which executive officers will participate. A maximum bonus has been set for each of the named executive officers based upon the total compensation package of the officer relative to his duties, which bonuses range from $10,000 to $100,000.

     The criteria for determining the amount of bonus participation is based on:
(i) the Company attaining sales goals, (ii) the Company attaining net income goals, (iii) the Company attaining shrinkage goals, and

(iv) the officer attaining personal goals. Each of the first three criteria are quantitative, while the fourth criterion is subjective. The Company's bonus program for the majority of the work force is based on attaining similar sales and shrinkage goals.

  Discussion of 1995 Compensation for the Chief Executive Officer

     Mr. George Zimmer, Chairman of the Board, President and Chief Executive Officer of the Company is a significant shareholder in the Company, as well as one of the Company's founders.

     In determining Mr. Zimmer's compensation for 1995, the Committee considered the Company's financial performance and corporate accomplishments, individual performance and salary data for chief executive officers of other publicly held apparel companies having a size and focus that the Committee believed comparable to the Company's. The Committee also reviewed more subjective factors, such as development and implementation of the corporate strategies to enhance shareholder value and the Company's overall corporate philosophy. The Committee feels that Mr. Zimmer's compensation program for 1995 and 1996 is conservative.

     Base Salary. Mr. Zimmer's base salary during fiscal 1995 was $35,000 per month. Mr. Zimmer has advised the Committee that he is satisfied with his current base salary and therefore no change has been approved for fiscal 1996.

     Annual Incentive. Mr. Zimmer was paid a $37,500 bonus under the 1995 bonus program. Mr. Zimmer will be eligible for a bonus of up to $100,000 in 1996 based on the criteria discussed under "Incentive Compensation".

     Summary. The Company's 1995 financial results were excellent and exceeded expectations. It is the opinion of the Compensation Committee that the total compensation program for 1995 for the executive officers relative to the Company's performance was reasonable and that the compensation to Mr. George Zimmer remains modest in light of management's achievements and the total compensation packages provided to chief executive officers by other publicly held clothing retailers.

                                            COMPENSATION COMMITTEE

                                            Sheldon I. Stein
                                            Rinaldo Brutoco
                                            Michael L. Ray

May 23, 1996

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases a warehouse facility in Houston, Texas from Zig Zag, a Texas joint venture, in which George Zimmer, James E. Zimmer and Richard E. Goldman are the sole and equal joint venturers. During 1995, the Company paid rentals of $75,500 to Zig Zag. The lease expires on August 31, 2005.

     The Company also leases the land underlying a store in Dallas, Texas (which building is owned by the Company) from 8239 Preston Road, Inc., a Texas corporation of which George Zimmer, James E. Zimmer and Richard E. Goldman each own 20% of the outstanding common stock, and Laurie Zimmer, sister of George and James Zimmer and daughter of Robert E. Zimmer, owns 40% of the outstanding common stock. The Company paid aggregate rentals on such property to such corporation of $50,500 in 1995. The lease expires April 30, 2004.

     During 1995, the Company paid George Zimmer $52,000, pursuant to the terms of a lease related to the use of a recreational facility owned by Mr. Zimmer. This facility is used by the Company in connection with various training and meeting functions, employee retreats and vendor relations. This lease expires December 31, 1996 and can be terminated by either party on thirty days notice.

     Management believes that the terms of the foregoing leasing arrangements are comparable to what would have been available to the Company from unaffiliated third parties at the time such leases were entered into.

     8239 Preston Road, Inc. and Zig Zag each have loans with NationsBank of Texas, N.A. ("Nations-Bank") and have agreed that a default by the Company under the Company's Credit Agreement with NationsBank will constitute a default under the loan agreements of such partnership or corporation with NationsBank and, if for any reason the Company's loan with NationsBank becomes due and payable or is paid, the loans to such partnership or corporation from NationsBank will become automatically due and payable. The loans from NationsBank to Zig Zag and 8239 Preston Road, Inc. mature in June 2000. The maximum principal amount outstanding under the loans to Zig Zag and 8239 Preston Road, Inc. during 1995 was $617,000 and $411,000, respectively. With the exception of Laurie Zimmer, each of the partners and shareholders of such partnership or corporations has personally guaranteed the obligations of the respective entity under the loan agreements.

     Bear Stearns acted as co-managing underwriter of the Company's public offering of 2,300,000 shares of Common Stock in August 1995 and of $57,500,000 principal amount of 5-1/4% Convertible Subordinated Notes Due 2003 in March 1996. Mr. Sheldon I. Stein, director of the Company, is a Senior Managing Director and head of the Southwestern Corporate Finance Department for Bear Stearns.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     To the Company's knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 3, 1996, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners have been met.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP as independent auditors for the fiscal year ending February 1, 1997, subject to ratification by the shareholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of shareholders intended to be presented at the annual meeting of shareholders of the Company to be held in 1997 must be received by the Company at its corporate offices, 5803 Glenmont Drive, Houston, Texas 77081, no later than February 1, 1997, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The management of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

- --------------------------------------------------------------------------------
       PROXY               THE MEN'S WEARHOUSE, INC.                PROXY
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 1996

          The undersigned shareholder of The Men's Wearhouse, Inc. (the "Company") hereby appoints George Zimmer or David Edwab, or either of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. on Tuesday, June 25, 1996, The DoubleTree Hotel, 2001 Post Oak Blvd., Houston, Texas, and at any adjournment or adjournments thereof.

   1.  Election of Directors:
        / / FOR all nominees listed, except as indicated          / / WITHHOLD AUTHORITY to vote for election
            to the contrary below                                     of all nominees

        Nominees: George Zimmer, David Edwab, Richard E. Goldman, Robert E. Zimmer, James E. Zimmer,
                  Harry M. Levy, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein

       (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN
        THE SPACE PROVIDED AT RIGHT.)
        -----------------------------------------------------------------------------------------------------
    2.  Proposal to adopt the Company's 1996 Stock Option Plan.
                                           / / FOR          / / AGAINST          / / ABSTAIN

                     (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

             3.  Proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan.
                                           / / FOR          / / AGAINST          / / ABSTAIN
             4.  Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.
                                           / / FOR          / / AGAINST          / / ABSTAIN
             5.  In their discretion, the above-named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

           This Proxy will be voted as directed. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2, 3 AND 4. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, this Proxy will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                            Dated , 1996

                                            -----------------------------

                                            -----------------------------

                                              Signature of Shareholder

                                            Your signature should
                                            correspond with your name as
                                            it appears hereon. Joint
                                            owners should each sign. When
                                            signing as attorney,
                                            executor, administrator,
                                            trustee or guardian, please
                                            set forth your full title as
                                            it appears hereon.

                 PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                           THE MEN'S WEARHOUSE, INC.
                            PROXY VOTING INSTRUCTIONS

          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 1996
           The Board of Directors of The Men's Wearhouse, Inc. (the "Company") recommends a vote "FOR" each of the following proposals. Please provide voting instructions by marking your choices below.

 1.  Election of Directors:
     / / FOR all nominees listed, except as indicated     / / WITHHOLD AUTHORITY to vote for election
         to the contrary below                                of all nominees

     Nominees: George Zimmer, David Edwab, Richard E. Goldman, Robert E. Zimmer, James E. Zimmer,
                Harry M. Levy, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein.

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN
     THE SPACE PROVIDED AT RIGHT.)
- --------------------------------------------------------------------------------------------------------
 2.  Proposal to adopt the Company's 1996 Stock Option Plan.
                                          / / FOR          / / AGAINST          / / ABSTAIN

                     (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

 3.  Proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan.
                               / / FOR          / / AGAINST          / / ABSTAIN
 4.  Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.
                               / / FOR          / / AGAINST          / / ABSTAIN

           The shares allocated to your account in the Company's 401(k) Savings Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2, 3 AND 4. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                            Dated , 1996

                                            -----------------------------

                                            -----------------------------
                                              Signature of Shareholder

                 PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                           THE MEN'S WEARHOUSE, INC.

                           PROXY VOTING INSTRUCTIONS
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 1996 The Board of Directors of The Men's Wearhouse, Inc. (the
       "Company") recommends a vote "FOR" each of the following proposals. Please provide voting instructions by marking your choices below.

 1.  Election of Directors:
     / / FOR all nominees listed, except as indicated       / / WITHHOLD AUTHORITY to vote for election
          to the contrary below                                 of all nominees

     Nominees: George Zimmer, David Edwab, Richard E. Goldman, Robert E. Zimmer, James E. Zimmer,
                Harry M. Levy, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein.

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN
     THE SPACE PROVIDED AT RIGHT.)

 2.  Proposal to adopt the Company's 1996 Stock Option Plan.
                               / / FOR          / / AGAINST          / / ABSTAIN

                     (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

            3.  Proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan.
                                          / / FOR          / / AGAINST          / / ABSTAIN
            4.  Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.
                                          / / FOR          / / AGAINST          / / ABSTAIN

           The shares allocated to your account in the Company's Employee Stock Purchase Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2, 3 AND 4. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                            Dated , 1996

                                            -----------------------------

                                            -----------------------------
                                              Signature of Shareholder

                 PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                           THE MEN'S WEARHOUSE, INC.

                           PROXY VOTING INSTRUCTIONS
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 1996 The Board of Directors of The Men's Wearhouse, Inc. (the
       "Company") recommends a vote "FOR" each of the following proposals. Please provide voting instructions by marking your choices below.

            1.  Election of Directors:
                / / FOR all nominees listed, except as indicated       / / WITHHOLD AUTHORITY to vote for election
                    to the contrary below                                  of all nominees

                Nominees: George Zimmer, David Edwab, Richard E. Goldman, Robert E. Zimmer, James E. Zimmer,
                           Harry M. Levy, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein.

                (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN
                THE SPACE PROVIDED AT RIGHT.)
- -------------------------------------------------------------------------------------------------------------------
            2.  Proposal to adopt the Company's 1996 Stock Option Plan.
                                          / / FOR          / / AGAINST          / / ABSTAIN

                     (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

            3.  Proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan.
                                          / / FOR          / / AGAINST          / / ABSTAIN
            4.  Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.
                                          / / FOR          / / AGAINST          / / ABSTAIN

           The shares allocated to your account in the Company's Employee Stock Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2, 3 AND 4. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                            Dated , 1996

                                            -----------------------------

                                            -----------------------------
                                              Signature of Shareholder

                 PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY

- --------------------------------------------------------------------------------